SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549


                                  FORM 8-K


             Current Report Pursuant to Section 13 or 15 (d) of
                         The Securities Act of 1934

       Date of Report (Date of earliest event reported):   June 3, 1996

                           THE WIDECOM GROUP INC.
           (Exact Name of Registrant as Specified in its Charter)

                               Ontario, Canada
               (State or Other Jurisdiction of Incorporation)


               1-13589                                98-0139939
       (Commission File Number)            (IRS Employer Identification No.)


55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada        L5B 1M3
           (Address of Principal Executive Offices)                 (Zip Code)


                               (905) 566-0180
            (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, If Changed Since Last Report)



                   INFORMATION TO BE INCLUDED IN FORM 8-K


Item 1.           Change in Control of Registrant.

                  Not Applicable.

Item 2.           Acquisition or Disposition of Assets.

                  Not Applicable.

Item 3.           Bankruptcy or Receivership.

                  Not Applicable.

Item 4.           Changes in Registrant's Certifying Accountant.

                  Not Applicable.

Item 5.           Other Events.  See Press Release Below.


Manning, Selvage & Lee
Public Relations
79 Madison Avenue
New York, New York 10016-7800
Telephone: (212) 213-0909
Fax: (212) 213-7191


NEWS RELEASE


FOR IMMEDIATE RELEASE
- ---------------------


                                       Contact:
                                                Andrew Komendantov
                                                Manning, Selvage & Lee
                                                (212) 213-7147


                WideCom Group Moves Up Warrant Exercise Date


MISSISSAUGA, Ontario, Canada, June 3, 1996--The WideCom Group Inc. (NASDAQ; WIDEF, WIDWF) (BSE; WDE, WDEW) announced today it would accelerate the exercisability of certain outstanding warrants (the "Bridge Warrants") from January 13, 1997 to June 13, 1996, giving the holder the discretion to exercise at any time between this date and January 13, 2001.

The Bridge Warrants, which were acquired by investors in the Company's 1995 private placement, are exercisable upon payment of an exercise price of US $4.00 per share, during the period from June 13, 1996 to January 31, 2001. A total of 840,000 Bridge Warrants are outstanding.

Raja S. Tuli, WideCom's Chief Executive Officer, noted that "The advantage of accelerating the exercise date of the Bridge Warrants is to bring additional working capital to the Company."

The WideCom Group Inc. designs, manufactures and markets high-speed, high-performance wide-format document management systems. The Company's product lines include its 36"-wide WIDEfax(TM) machines, engineering scanners and direct imaging plotters. WideCom distributes its products directly through its sales offices as well as distributors internationally.

                                    #####


Item 6.           Resignation of Registrant's Directors.

                  Not Applicable.

Item 7.           Financial Statements and Exhibits.

                  Not Applicable.

Item 8.           Change in Fiscal Year.

                  Not Applicable.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                The WideCom Group Inc., an Ontario Corporation


Dated:  July 1, 1996            /s/ RAJA S. TULI
                                ----------------------------------------------
                                    Raja S. Tuli, President